UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 30, 2023
Date of Report (date of earliest event reported)
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Greenidge Generation Holdings Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-40808 (Commission File Number)	86-1746728 (I.R.S. Employer Identification Number)
135 Rennell Drive, 3rd Floor Fairfield, CT 06890
(Address of principal executive offices and zip code)
(203) 718-5960
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.0001	GREE	NASDAQ Global Select Market
8.50% Senior Notes due 2026	GREEL	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement
NYDIG Debt Restructuring Agreements
On January 30, 2023, Greenidge Generation Holdings Inc. (“Greenidge”) entered into a Debt Settlement Agreement (the “Debt Settlement Agreement”), by and among, Greenidge, Greenidge Generation LLC, other subsidiary borrowers of Greenidge and NYDIG ABL LLC (“NYDIG”) in order to refinance and replace certain outstanding indebtedness of Greenidge and its subsidiaries to NYDIG under certain Master Equipment Financing Agreements and related loan documentation (the “MEFAs”). The approximately $76 million in debt previously outstanding under the MEFAs was reduced by approximately $59 million pursuant to the Debt Settlement Agreement and the remaining approximately $17 million outstanding under the MEFAs was refinanced as provided below (the “Refinancing”).
As part of the Debt Settlement Agreement, Greenidge entered into a Senior Secured Loan Agreement (the “Secured Loan”), by and among Greenidge and Greenidge Generation LLC, as borrowers (together, the “Borrowers”), the other subsidiaries of Greenidge from time to time party thereto as guarantors, the lenders from time to time party thereto, and NYDIG, as administrative agent and as collateral agent.
The initial principal balance under the Secured Loan (the “Refinanced Amount”) is approximately $17 million. Interest is payable monthly at an interest rate of 15% per annum, computed on the basis of a 360 day year of twelve 30-day months through January 30, 2025. The Secured Loan contains customary representations, warranties and covenants including restrictions on indebtedness, liens, restricted payments and dividend, investments, asset sales and similar covenants and contains customary events of default. In addition, the Secured Loan allows for a voluntary prepayment of the loan in kind of approximately $10 million by transferring ownership of certain mining infrastructure assets to NYDIG if NYDIG enters into a binding agreement within the next three months, facilitated by Greenidge, securing rights to a site for a future mining facility.
As part of the Refinancing, Greenidge and certain of its subsidiaries have simultaneously entered into (i) a Membership Interest and Asset Purchase Agreement dated January 30, 2023 (the “Purchase Agreement”), pursuant to which wholly-owned subsidiaries of Greenidge (the “Sellers”) sold to NYDIG and certain of its subsidiaries (“Buyers”), and Buyers purchased (x) certain subsidiaries that own bitcoin mining equipment and (y) credits and coupons that had accrued to the Sellers upon the purchase of the bitcoin mining equipment, in exchange for a reduction in indebtedness under the MEFAs and (ii) Hosting Agreements dated January 30, 2023 (the “Hosting Agreements”), pursuant to which, among other things, Greenidge South Carolina LLC (the “Host”) shall provide hosting services to certain NYDIG affiliates (the “Clients”) in connection with the mining of bitcoin (or other digital assets recorded on a decentralized distributed ledger), and the Clients shall pay the Host for such hosting services.
Under the Hosting Agreements, the Host agreed to host, power and provide technical support services, and other related services, to the Clients’ mining equipment (the “Services”) at data centers operated by the Host for a period of five years, unless earlier terminated in accordance with the terms of the Hosting Agreements. The Hosting Agreements require the Clients to pay the Host a hosting fee that covers the cost of power and direct costs associated with management of the mining facilities, as well as a gross profit-sharing arrangement. The Clients are also required to pay a security deposit to the Host prior to the Host providing hosting services, the payment of which has improved Greenidge’s liquidity position.
Under the Hosting Agreements, the Clients submitted Hosting Agreement Orders (“Orders”) to the Host detailing the terms of the hosting services to be provided and the amounts to be paid to the Host for providing the hosting services. The initial Orders entered into have a term of five years, but may be terminated earlier by a party (i) upon default by the other party, which default is not cured within 10 days of notice thereof, (ii) any representation or warranty made by the other party in connection with such Hosting Agreement proves to have been false or misleading in any material respect and the conditions causing such representation or warranty to be false or misleading are not corrected within 10 days following notice thereof, (iii) the other party suffers certain insolvency events or (iv) the Host commits a service level commitment default (as defined in the Hosting Agreements).
The sale by Greenidge of bitcoin mining equipment to NYDIG pursuant to the Purchase Agreement and the concurrent entry into the Hosting Agreements will result in a material change to Greenidge’s current business strategy, with Greenidge’s prospective business to consist largely of operating miners owned by NYDIG. The Hosting Agreements include a profit-sharing component allowing Greenidge to participate in the upside as bitcoin prices rise, but reduces Greenidge’s downside risk of bitcoin price deterioration and cost increases related to natural gas. The Initial Orders under the Hosting Agreements cover all of Greenidge’s current mining capacity at the New York and South Carolina facilities, and future Orders may cover capacity at a potential third site pursuant to satisfaction of certain post-closing covenants.
On January 30, 2023, in connection with the Refinancing, Greenidge and NYDIG executed a board observation rights letter (the “Board Rights Letter”), pursuant to which Greenidge agreed to grant NYDIG certain board observation rights, in a non-voting observational capacity, as more fully detailed therein.
The foregoing descriptions of the Debt Settlement Agreement, the Secured Loan, the Purchase Agreement, the Hosting Agreements and the Board Rights Letter do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, which are incorporated by reference herein.
B. Riley Amendment
As previously disclosed, Greenidge entered into an Amended and Restated Bridge Promissory Note on August 10, 2022 (the “Promissory Note”) executed by Greenidge in favor of B. Riley Commercial Capital, LLC (“B. Riley Commercial”) as noteholder. On January 30, 2023, Greenidge entered into the Consent and Amendment No. 1 to the Promissory Note (the “B. Riley Amendment”) with B. Riley Commercial. The B. Riley Amendment modifies the payment dates and principal and interest payment amounts under the Promissory Note, requiring no principal and interest payments until June 2023 and monthly payments thereafter through November 2023. Under the B. Riley Amendment, Greenidge is required to make mandatory monthly debt repayments under the Promissory Note of 15% of the net proceeds of sales of equity, including sales under the ATM Agreement and the equity purchase agreement, which significantly improves the Company’s ability to raise additional liquidity. In addition, Greenidge may potentially reduce its monthly principal amortization payments from approximately $1.5 million to $400 thousand per month, if it were to pay at least $6 million of principal debt prior to June 20, 2023. Greenidge agreed to pay a $1 million dollar amendment fee to B. Riley Commercial, payable by the delivery of Greenidge class A common stock to B. Riley, as principal under the ATM Agreement, at a price of $0.75 per share.
Under the terms of the B. Riley Amendment, the parties agreed that each of B. Riley Commercial and Atlas Holdings LLC, or an affiliate thereof, will purchase $1 million of Greenidge’s class A common stock under the ATM Agreement. B. Riley will purchase common stock on a principal basis at $0.75 per share and Atlas Holdings LLC or its affiliate will purchase common stock at market prices through B. Riley acting as sales agent. Greenidge will use the $1.9 million of proceeds from the sale of this equity to repay a portion of the Promissory Note, reducing the principal balance due under the Promissory Note to approximately $9 million. Additionally, Greenidge is actively pursuing the sale of excess real estate that is not needed for the mining operations at the South Carolina property. Under the terms of the Promissory Note, if all or a portion of the South Carolina property is sold, the net proceeds from the sale are required to be used to repay the Promissory Note. The Company estimates that it would repay approximately $6 to $7 million of the Promissory Note, if it were to complete a sale of the excess real estate.
The foregoing description of the B. Riley Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.6, which is incorporated by reference herein.

Item 2.01 – Completion of Acquisition or Disposition of Assets and Extinguishment of Debt

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.02 – Results of Operation and Financial Condition

On January 30, 2023, Greenidge issued a press release announcing selected preliminary financial results for the fourth quarter ended December 31, 2012. The press release is included herewith as Exhibit 99.1.

The information contained in the press release beginning under the caption “Select Preliminary Financial Results for the Fourth Quarter of 2022” shall be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Furthermore, the information contained in the press release beginning under the caption “Select Preliminary Financial Results for the Fourth Quarter of 2022” shall be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, that incorporates by reference this Current Report on Form 8-K.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 - Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
10.1
Debt Settlement Agreement, dated as of January 30, 2023, by and among Greenidge Generation Holdings Inc., Greenidge Generation LLC, the other Subsidiaries of Greenidge Generation Holdings Inc., and NYDIG ABL LLC.

10.2
Senior Secured Loan Agreement, dated as of January 30, 2023, by and among Greenidge Generation Holdings Inc., Greenidge Generation LLC, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and NYDIG ABL LLC.

10.3
Membership Interest and Asset Purchase Agreement, dated January 30, 2023, by and among NYDIG ABL LLC, Greenidge Generation Holdings, Inc., Greenidge Generation LLC, GSC Collateral LLC, and GNY Collateral LLC.

10.4	Form of Hosting Services Agreement, dated as of January 30, 2023, between Greenidge South Carolina LLC and separate NYDIG subsidiaries.
10.5	Board Observation Rights Letter, dated as of January 30, 2023, between Greenidge Generation Holding, Inc. and NYDIG ABL LLC.
10.6	Consent and Amendment No. 1 to Amended and Restated Bridge Promissory Note, dated as of January 30, 2023, between Greenidge Generation Holdings Inc. and B. Riley Commercial Capital, LLC.
99.1	Press Release dated January 31, 2023 issued by Greenidge Generation Holdings, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 30th day of January, 2023.

Greenidge Generation Holdings Inc.

By:	/s/ Robert Loughran
Name:	Robert Loughran
Title:	Chief Financial Officer